EXHIBITS 5 and 23.1

[LETTERHEAD OF BOWLES RICE MCDAVID GRAFF & LOVE]

June 25, 2003

United Bankshares, Inc
300 United Center
500 Virginia Street
Charleston, West Virginia 25301

          Re: Form S-8 Registration Statement

Dear Gentlemen:

          This opinion is rendered in connection with the Form S-8 Registration Statement (the “Registration Statement”) filed by United Bankshares, Inc. (the “Registrant”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 2,000,000 shares of common stock of Registrant, $2.50 par value (“Common Stock”) issuable in connection with Registrant’s 2001 Incentive Stock Option Plan (the “2001 Plan”), all as set forth in the Registration Statement.

          We are of the opinion that if all the conditions set forth in the 2001 Plan are satisfied, the Common Stock, when issued in connection with terms set forth therein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any shareholder of Registrant.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

Very truly yours,

BOWLES RICE McDAVID GRAFF & LOVE PLLC

By	/s/ Sandra M. Murphy

Sandra M. Murphy

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